The Pulse Beverage Corporation
Pro Forma Balance Sheet
(Unaudited – Prepared by Management)

	Darlington	Pulse	Acquisition of Pulse	Merger Adjustments	Private Placement	Merged
	(Notes 1 and 2)	(Note 1)	(Note 3)	(Note 4)	(Note 2)
	$	$	$	$	$	$
ASSETS

Current Assets
Cash	603,842	56	-	-	325,000	928,898
Total current assets	603,842	56	-	-	325,000	928,898
Property and Equipment	-	244,999	-	670,001	-	915,000
Intangible Assets	-	1	-	970,489	-	970,490
Investment in The Pulse Beverage Corporation	-	-	1,620,104	(1,620,104)	-	-
Advances to The Pulse Beverage Corporation	100,000	-	-	(100,000)	-	-

TOTAL ASSETS	703,842	245,056	1,620,104	(79,614)	325,000	2,814,388

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	16,562	-	-	-	-	16,562
Short-term loans payable	20,000	265,442	-	(100,000)	-	185,442
Total current liabilities	36,562	265,442	-	(100,000)	-	202,004

STOCKHOLDERS’ EQUITY

Common Stock, Par Value $0.00001
Authorized: 100,000,000 common shares
Issued: 29,825,000 common shares	155	1,328	133	(1,328)	10	298
Additional Paid in Capital	801,395	-	1,619,971	-	324,990	2,746,356
Donated Capital	47,500	-	-	-	-	47,500
Deficit accumulated during the development stage	(181,770)	(21,714)	-	21,714	-	(181,770)
Total stockholders’ equity	667,280	(20,386)	1,620,104	20,386	325,000	2,612,384
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	703,842	245,056	1,620,104	(79,614)	325,000	2,814,388

Pro Forma Statements of Operations
(Unaudited – Prepared by Management)

	Darlington	Pulse	Acquisition of Pulse	Merger Adjustments	Private Placement	Combined	Combined
						2011	2010
	(Notes 1 and 2)	(Note 1)	(Note 3)	(Note 4)	(Note 5)
	$	$	$	$	$	$	$
Sales, net	-	-	-	-	-	-	-
Operating Expenses
Marketing and sales	-	-	-	-	-	-	-
General and administration	20,386	21,714	-	10,618	-	52,718	32,684
Salaries and benefits	-	-	-	-	-	-	-
Depreciation and amortization	-	-	-	-	-	-	-

Total Expenses	20,386	21,714	-	10,618	-	52,718	32,684

Net Loss from Operations	(20,386)	(21,714)	-	(10,618)	-	(52,718)	(32,684)
Gain on Forgiveness of Debt	36,018	-	-	-	-	36,018	-

Net Income (Loss)	15,632	(21,714)	-	(10,618)	-	(16,700)	(32,684)
Net Loss per Share (Note 5)	-	-	-	-	-	-	-

(See Accompanying Notes to Financial Statements)

The Pulse Beverage Corporation (formerly Darlington Mines Ltd.)
Notes to Pro Forma Financial Statements
(Unaudited – Prepared by Management)

1.	The pro forma financial statements have been derived from the financial statements of Darlington Mines Ltd. ("Darlington") and The Pulse Beverage Corporation ("Pulse") as at January 31, 2011 and the twelve months then ended. Darlington and Pulse merged on February 17, 2011 pursuant to Articles of Merger filed in Nevada and Colorado subject to approval from the Financial Industry Regulatory Authority (“FINRA”). The pro forma balance sheet reflects the acquisition of Pulse by Darlington, the merger thereof, and a $1,025,000, in total, non-brokered private placement of 1,025,000 Darlington post-split common shares at $1.00 per post-split share. The pro forma financial statements should be read in conjunction with the audited financial statements of Pulse as of January 31, 2011 and the interim unaudited financial statements of Darlington as of January 31, 2011 included in Form 10Q filed with the Securities and Exchange Commission on February 21, 2011. The pro forma financial statements do not purport to represent what the merged Company's results of operations and financial condition would have been if the acquisition of Pulse and related financing occurred on February 15, 2010 and are based on available information and the assumptions set forth in the footnotes below, which management believes are reasonable.

2.	Darlington completed a $1,025,000 non-brokered private placement and will issue 1,025,000 post-split common shares at $1.00 per share. A total of $700,000 was received as of January 31, 2011 and an additional $325,000 was subscribed for, $100,000 of which has been received, as of February 18, 2011.

3.	On February 15, 2011 Darlington issued 13,280,000 restricted post-split common shares to acquire 100% of the issued and outstanding common shares of Pulse and on February 16, 2011 merged with and into Darlington pursuant to Articles of Merger filed in Nevada and Colorado. The Company has requested approval from FINRA for the name change to The Pulse Beverage Corporation and a symbol change. Darlington’s acquisition of Pulse did not result in a change of control of Darlington and for accounting purposes, has been treated as a business acquisition of Pulse by Darlington. The consideration paid of 13,280,000 restricted post-split common shares has been valued a $1,640,490, based on the fair value of the assets acquired.

4.	The excess purchase price over the net negative book value of assets acquired, totaling $1,640,490, has been allocated as follows: $670,001 to property, plant and equipment and $970,489 to intangible assets such as formulations, trademarks, patents pending and labeling rights. No depreciation has been taken on such assets as they have not been put in use as of February 15, 2011.

5.	Net loss per share and weighted average shares outstanding for the twelve month periods ending February 15, 2011 and 2010 was based on 29,825,000 post-split common shares issued as follows: 15,520,000 post-split common shares issued prior to the Share Exchange Transaction and after giving effect to 26,660,000 restricted common shares returned to treasury and cancelled, 13,280,000 post-split common shares issued (See Note 3) and 1,025,000 non-brokered private placement post-split common shares to be issued pursuant to $1,025,000 funds received pursuant to subscription agreements.